INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit
-----------         ----------------------

EX-99.B11           Consents of Independent Auditors.

EX-99.B16           Power of Attorney.

EX-27.1 to
 EX-27.3            Financial Data Schedules.